UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 25, 2025

INTELLIGENT BIO SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39825	82-1512711
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

135 West, 41st Street, 5th Floor

New York, NY 10036

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (646) 828-8258

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	INBS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Inducement Agreements

On July 25, 2025, Intelligent Bio Solutions Inc. (the “Company”) entered into warrant exercise inducement offer letters (each an “Inducement Agreement”) with certain existing holders of certain Company warrants (collectively, the “Holders”) to: (i) receive new warrants (the “Inducement Warrants” or “Series J Warrants”) to purchase up to a number of shares of the Company’s common stock equal to 200% of the number of warrant shares issued pursuant to the exercise (or prepayment) of Series G Warrants (as defined below) and Series H-1 Warrants (as defined below). Pursuant to the Inducement Agreements, the Holders agreed to exercise for cash (or prepay) at the Reduced Exercise Price (as defined below) the Series G Warrants and Series H-1 Warrants in exchange for the Company’s agreement to issue the Inducement Warrants and to reduce the exercise price of Series H-2 Warrants (as defined below) to the Reduced Exercise Price.

The warrants subject to the Inducement Agreement consist of certain existing Series G Common Stock Purchase Warrants issued on February 7, 2024 (the “Series G Warrants”); Series H-1 Common Stock Purchase Warrants issued on March 12, 2024 (the “Series H-1 Warrants”); and Series H-2 Common Stock Purchase Warrants issued on March 12, 2024 (the “Series H-2 Warrants,” collectively with the Series G Warrants and the Series H-1 Warrants, the “Existing Warrants”).

Pursuant to the Inducement Agreements, the Company agreed to reduce the exercise price for such Existing Warrants to $1.90 per share (the “Reduced Exercise Price”), and the Holders agreed: (i) to exercise Series G and Series H-1 Warrants to purchase 1,545,494 shares of the Company’s common stock; and (ii) to prepay $1.89 per share of the Reduced Exercise Price for Series H-1 Warrants to purchase 477,734 shares of the Company’s common stock in consideration of the Company further reducing the exercise price of Series H-1 Warrants to purchase 477,734 shares of the Company’s common stock to $0.01 per share.

The Inducement Warrants (Series J Warrants) will have an initial exercise price equal to $1.90 per share, will be exercisable at any time on or after the date the Company receives stockholder approval of the transaction, and will expire five and one-half (5.5) years from the date of issuance. The Inducement Warrants will be exercisable upon the Company’s receipt of stockholder approval of the exercise of the Warrants into an aggregate of up to 4,046,456 shares of common stock. The Inducement Warrants are described in greater detail below.

Gross proceeds to the Company from the exercise (or prepayment) of the Series G Warrants and Series H-1 Warrants are expected to be approximately $3.8 million, prior to deducting closing costs and placement agent fees as further described below. The Company intends to use the net proceeds from the offering to fund completion of its 510k filing with the U.S. FDA for its Fingerprint Drug Screening System, for working capital and general corporate purposes.

As a result of the Holders exercising Series G Warrants and Series H-1 Warrants, the Company will issue an aggregate of 1,545,494 shares of its common stock, and, as a result of the prepayment of the remaining Series H-1 Warrants, the Company will amend such remaining Series H-1 Warrants to permit the purchase of 477,734 shares of the Company’s common stock at an exercise price of $0.01 per share.

The resale of the shares of common stock underlying the Existing Warrants have all been registered pursuant to registration statements on Form S-3 (File No. 333-277642, registering the resale of the shares underlying Series G Warrants) and Form S-3 (File No. 333-278025, registering the resale of the shares underlying Series H-1 Warrants and Series H-2 Warrants).

The Company agreed to file a resale registration statement registering the shares underlying the Inducement Warrants (the “Resale Registration Statement”) within thirty (30) days of the date of the Inducement Agreements and to use commercially reasonable best efforts to cause the Resale Registration Statement to be effective on or prior to the 180th calendar day after the date of the Inducement Agreements.

Subject to the terms of the Inducement Agreements, the Company will be required to pay certain liquidated damages if the shares underlying the Inducement Warrants are not registered for resale and the Company (i) fails to satisfy the current public information requirement under Rule 144(c) or (ii) has ever been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer in the future, and the Company fails to satisfy any condition set forth in Rule 144(i)(2), as more fully described in the Inducement Agreements.

The Company further agreed that until forty-five (45) days after the closing date of the warrant exercise, it will not (other than in connection with limited enumerated exceptions) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents or file any registration statement or any amendment or supplement (other than the registration statement registering the shares underlying the Inducement Warrants or a pre-effective amendment to a Form S-3 registration statement filed in connection with the establishment or maintenance of a shelf registration).

In connection with the transactions contemplated in the Inducement Agreements, the Company agreed to pay its placement agent, Ladenburg Thalmann & Co. Inc. (the “Agent” or “Ladenburg”), the following compensation: (i) a cash fee equal to 8.0% of the gross proceeds received by the Company in the transactions contemplated by the Inducement Agreements, (ii) a management fee equal to 1.0% of the gross proceeds received by the Company in the transactions contemplated by the Inducement Agreements, (iii) legal fees and out-of-pocket expenses of $65,000, and (iv) common stock purchase warrants to purchase such number of shares of common stock equal to 5.0% of the aggregate number of shares issued pursuant to the exercise of the Series G Warrants and Series H-1 Warrants with an exercise price of $2.375 per share (subject to adjustments) and a term of five (5) years from the date of issuance (the “Placement Agent Warrants”). The Placement Agent Warrants have substantially the same terms as the Inducement Warrants, except with regard to the exercise price and term.

The foregoing descriptions of the Inducement Agreements, the Inducement Warrants, the amended Series H-1 Warrants, amended Series H-2 Warrants, and the Placement Agent Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the Inducement Agreements, the Inducement Warrants, and the Placement Agent Warrants, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1, 4.1, 4.2, 4.3 and 4.4, respectively.

Inducement Warrants (Series J Warrants)

Duration and Exercise Price

Each Series J Warrant has an initial exercise price equal to $1.90 per share, will be exercisable at any time on or after the date the Company receives stockholder approval of the transaction, and will expire five and one-half (5.5) years from the date of issuance. The exercise price and number of shares of common stock issuable upon exercise are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our shares of common stock and the exercise price.

Exercisability

The Series J Warrants will be exercisable, at the option of the Holder, in whole or in part, by delivering to the Company a duly executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise, as discussed below). A Holder (together with the Holder’s affiliates, and any other persons acting as a group together with the Holder or any of the Holder’s affiliates) may not exercise any portion of the Series J Warrants to the extent that the Holder would beneficially own more than 4.99% (or, at the election of the Holder, 9.99%) of the outstanding shares of common stock immediately after exercise. However, upon notice from the Holder to the Company, the Holder may decrease or increase the Holder’s beneficial ownership limitation, which may not exceed 9.99% of the number of outstanding shares of common stock immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series J Warrants, provided that any increase in the beneficial ownership limitation will not take effect until 61 days following notice to the Company. Holders may also elect, prior to the issuance of the Series J Warrants, to have the initial exercise limitation set at 9.99% of our outstanding shares of common stock. No fractional shares will be issued in connection with the exercise of a Series J Warrant. In lieu of fractional shares, we will either pay the Holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Cashless Exercise

If at the time a Holder exercises its Series J Warrants, a registration statement registering the issuance of the shares of common stock underlying the Series J Warrants under the Securities Act is not then effective or the prospectus contained therein is not available for the resale of the Warrant Shares, then in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the aggregate exercise price, the Holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Series J Warrants.

Transferability

Subject to applicable laws, a Series J Warrant may be transferred at the option of the Holder upon surrender of the Series J Warrant to the Company together with the appropriate instruments of transfer.

Exchange Listing

There is no trading market available for the Series J Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Series J Warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder

Except as otherwise provided in the Series J Warrants or by virtue of such Holder’s ownership of our shares of common stock, the Holders of the Series J Warrants do not have the rights or privileges of Holders of our shares of common stock, including any voting rights, until the Holder exercises their Series J Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Series J Warrants and generally including any reorganization, recapitalization, or reclassification of our shares of common stock, the sale, transfer, or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of common stock, or any person or group becoming the beneficial owner of more than 50% of the voting power represented by our outstanding shares of common stock, the Holders of the Series J Warrants will be entitled to receive upon exercise of the Series J Warrants the kind and amount of securities, cash, or other property that the Holders would have received had they exercised the Series J Warrants immediately prior to such fundamental transaction. Additionally, as more fully described in the Series J Warrants, in the event of certain fundamental transactions, the Holders of the Series J Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the Series J Warrants on the date of consummation of the transaction.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this current report on Form 8-K is incorporated herein by reference in its entirety. The issuance of the Inducement Warrants and the Placement Agent Warrants described in Item 1.01 was made in reliance upon an exemption from the registration requirements pursuant to Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”), as amended. Neither the issuance of the Inducement Warrants, the Placement Agent Warrants, nor the shares of common stock issuable upon the exercise of the Inducement Warrants or Placement Agent Warrants have been registered under the Securities Act, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 8.01 Other Events

Press Release

On July 25, 2025, the Company issued a press release announcing the transactions described in Item 1.01 above.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Update on Shares Outstanding

As a result of (i) the sale of 513,701 shares of common stock by the Company pursuant to the previously disclosed At The Market Offering Agreement, dated September 18, 2024, between the Company and Ladenburg since the filing of the Company’s Quarterly Report on Form 10-Q on May 13, 2025, and (ii) the issuance of 9,678 shares of restricted common stock pursuant to the previously disclosed Investor Relations and Corporate Development Advisory Agreement, dated February 29, 2024, between the Company and ClearThink Capital Partners LLC, the total number of outstanding shares of the Company’s common stock as of the close of business on July 24, 2025, was 7,433,658 shares.

Item 9.01 Financial Statements and Exhibits.

No.	Description
4.1	Form of Series J Warrant
4.2	Form of Amended Series H-1 Warrant
4.3	Form of Amended Series H-2 Warrant
4.4	Form of Placement Agent Warrant
10.1	Form of Warrant Inducement Agreement
99.1	Press Release, dated July 25, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2025
INTELLIGENT BIO SOLUTIONS INC.

	By:	/s/ Spiro Sakiris
	Name:	Spiro Sakiris
	Title:	Chief Financial Officer